[LOGO] KINGERY
       & CROUSE PA
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


June 26, 2006


Thomas Equipment, Inc.
1818 North Farwell Avenue
Milwaukee, WI  53202

Gentlemen:

We consent to the inclusion in this Amended Registration Statement of Thomas Equipment, Inc. on Form S-1/A of our report dated March 31, 2005 on our audits of the consolidated financial statements of Pneutech Inc., which covered the consolidated balance sheet as of October 31, 2004 and 2003 and the results of their operations and cash flows for each of the two years then ended.

We consent to the inclusion in this Amended Registration Statement of Thomas Equipment, Inc. on Form S-1/A of our report dated January 3, 2006 on our audit of the consolidated financial statements of Thomas Equipment, Inc., which covered the consolidated balance sheet as of June 30, 2005 and the results of their operations and cash flows for nine months then ended.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Kingery & Crouse, P.A.

Tampa, FL



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